Exhibit 99.1

AMENDMENT TO THE SUBSCRIPTION AGREEMENT

This Amendment to the Subscription Agreement (this “Amendment”) is entered into as of April 4, 2022, by and among Zanite Acquisition Corp., a Delaware corporation (“Issuer”) and Embraer Aircraft Holding, Inc. (“Investor” and together with Issuer, the “Parties”). Capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Subscription Agreement (as defined below).

R E C I T A L S

WHEREAS, the Parties have entered into that certain Subscription Agreement, dated as of December 21, 2021 (the “Subscription Agreement”); and

WHEREAS, the Parties desire to amend the terms of the Subscription Agreement, in accordance with Section 9(f) thereof, as more fully set forth in this Amendment.

NOW THEREFORE, the Parties hereby agree as follows:

1. Amendment to Aggregate Purchase Price and Aggregate Number of Acquired Shares subscribed for: The Aggregate Purchase Price, as set forth on the signature page to the Subscription Agreement, is hereby amended by replacing “$175,000,000” with “$185,000,000”. The Aggregate Number of Acquired Shares subscribed for, also as set forth on the signature page to the Subscription Amendment, is hereby amended by replacing “17,500,000” with “18,500,000”.

2. Subscription Agreement in Full Force and Effect. Except as expressly amended by this Amendment, this Amendment shall not constitute a waiver or amendment of any term or condition of the Subscription Agreement, or the documents delivered pursuant thereto, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects. Upon the execution hereof, this Amendment and the Subscription Agreement shall constitute one agreement. On and after the date hereof, each reference in the Subscription Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Subscription Agreement, and each reference to the Subscription Agreement in any other agreements, documents or instruments executed and delivered pursuant to or in connection with the Subscription Agreement, shall be deemed to mean and be a reference to the Subscription Agreement as amended by this Amendment. For the avoidance of doubt, references to the date of the Subscription Agreement, as amended by this Amendment, shall in all instances continue to refer to December 21, 2021, and references to “the date hereof” and “the date of this Agreement” shall continue to refer to December 21, 2021.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed and delivered as of the date first written above.

EMBRAER AIRCRAFT HOLDING, INC.

By:	/s/ Gary Kretz
Name: Gary Kretz
Title: Officer

By:	/s/ Michaek Klevens
Name: Michaek Klevens
Title: Officer

[SIGNATURE PAGE TO AMENDMENT TO SUBSCRIPTION AGREEMENT]

ZANITE ACQUISITION CORP.

By:	/s/ Steven H. Rosen
Name: Steven H. Rosen
Title: Co-Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT TO SUBSCRIPTION AGREEMENT]